                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Braun Consulting, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                            BRAUN CONSULTING, INC.
                           30 West Monroe, Suite 300
                            Chicago, Illinois 60603

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held December 15, 2000

To the Stockholders of Braun Consulting, Inc.:

   Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Braun Consulting, Inc. (the "Company") will be held at The Mid-Day Club, One Bank One Plaza, 10 S. Dearborn Street, Floor 56, Chicago, Illinois 60603, at 8:30 a.m., Central time, on Friday, December 15, 2000, for the following purposes:

    1. To elect three directors to the Board of Directors.

    2. To approve the Braun Consulting, Inc. 2001 Employee Stock Purchase Plan, as more fully set forth under "Proposal No. 2."

    3. To approve the appointment of Deloitte & Touche LLP as independent public accountants for 2000.

    4. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

   Stockholders of record at the close of business on November 3, 2000 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                                          By Order of the Board of Directors

                                          Gregory A. Ostendorf, Secretary

Chicago, Illinois
November 15, 2000


 WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                            BRAUN CONSULTING, INC.
                           30 West Monroe, Suite 300
                            Chicago, Illinois 60603

                                PROXY STATEMENT

                   SOLICITATION AND REVOCABILITY OF PROXIES

   This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Braun Consulting, Inc., a Delaware corporation ("Braun Consulting" or the "Company"), for use at the annual meeting of stockholders to be held on Friday, December 15, 2000, at The Mid-Day Club, One Bank One Plaza, 10 S. Dearborn Street, Floor 56, Chicago, Illinois 60603, at 8:30 a.m., Central time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about November 15, 2000.

   In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The cost of solicitation of proxies will be paid by the Company.

   A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 30 West Monroe, Suite 300, Chicago, Illinois 60603, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein, FOR the other proposals set forth in this Proxy Statement, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

            COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

   The Board of Directors has fixed the close of business on November 3, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 20,210,817 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

   The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of November 3, 2000, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group:

                                               Amount and Nature of Percentage
                                               Beneficial Ownership  of Class
                                               -------------------- ----------
Putnam Investments, Inc.(1)...................       1,003,200          6.1%
 One Post Office Square
 Boston, Massachusetts 02109
Steven J. Braun(2)............................       8,730,247         43.2%
Thomas J. Duvall(3)...........................         101,082            *
Michael J. Evanisko(4)........................         533,930          2.6%
James M. Kalustian(5).........................         399,694          2.0%
Stephen J. Miller(6)..........................         746,023          3.7%
Norman R. Bobins(7)...........................           4,000            *
William M. Conroy(8)..........................           4,000            *
William H. Inmon(9)...........................           4,000            *
Eric V. Schultz(10)...........................          16,000            *
All directors and executive officers as a
 group (14 persons)...........................      11,311,246         55.1%

--------
  * Represents less than one percent of the total.
 (1) Based on a filing made with the Securities and Exchange Commission reflecting ownership of Common Stock as of December 31, 1999. Putnam Investments, Inc., which is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisers: Putnam Investment Management, Inc., which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc., which is the investment adviser to Putnam's institutional clients. According to a Schedule 13G filed with the Securities and Exchange Commission by Putnam Investments, Inc., it has, with its affiliates, shared voting power with respect to 404,300 shares and shared dispositive power with respect to 1,003,200 shares.
 (2) Includes an aggregate of 233,330 shares held in trust for Mr. Braun's children.
 (3) Includes 34,208 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of November 3, 2000.
 (4) Includes 31,449 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of November 3, 2000.
 (5) Includes an aggregate of 130,000 shares of Common Stock held by a family limited partnership of which Mr. Kalustian is the general partner and 11,344 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of November 3, 2000.
 (6) Includes an aggregate of 6,000 shares of Common Stock held in trust for Mr. Miller's children.
 (7) Includes 4,000 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of November 3, 2000.
 (8) Includes 4,000 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of November 3, 2000.
 (9) Includes 4,000 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of November 3, 2000.
(10) Includes 4,000 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of November 3, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1999 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except as set forth below. Each of Messrs. Bobins, Conroy, Inmon and Schultz filed late his Form 3. Mr. Bascobert filed late two Form 4s, each reporting one transaction. Each of Messrs. Braun, Duvall, Evanisko, Fenner, Kalustian, Miller and Sellke filed late one Form 4, each reporting one transaction.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

General

   The Board of Directors consists of nine directors divided into three classes, denominated Class I, Class II and Class III. Members of each class hold office for three-year terms which are staggered. As of November 2, 2000, the members of the classes of the Board of Directors were realigned to more evenly allocate the independent directors and the members of the Audit Committee between the classes. Messrs. Evanisko, Kalustian and Schultz are Class I directors whose terms expire at the Annual Meeting and who are nominees for director. Messrs. Bobins, Conroy and Duvall are Class II directors whose terms expire at the 2001 annual meeting of stockholders. Messrs. Braun, Inmon and Miller are Class III directors whose terms expire at the 2002 annual meeting of stockholders. The employment agreements for Messrs. Duvall, Evanisko and Kalustian provide for their nominations as our directors.

   Three directors, Messrs. Evanisko, Kalustian and Schultz, are nominated to be elected at the Annual Meeting. Each nominee is currently a director of the Company. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the 2003 annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

   The Company recommends voting "For" the nominees.

   The following table sets forth, as of November 3, 2000, the name, age and principal position of each director:

                           Name                           Age         Position
                           ----                           ---         --------
 Nominees for Director:
                                                              Executive Vice President
 Michael J. Evanisko.....................................  50 and Director
                                                              Executive Vice President
 James M. Kalustian......................................  40 and Director
 Eric V. Schultz.........................................  39 Director(1) (2)

 Directors Whose Terms Expire at the 2001 Annual Meeting:
 Norman R. Bobins........................................  57 Director(1) (2)
 William M. Conroy.......................................  41 Director
 Thomas J. Duvall........................................  50 Chief Operating Officer,
                                                              Executive Vice President
                                                              and Director

                           Name                           Age         Position
                           ----                           ---         --------
 Directors Whose Terms Expire at the 2002 Annual Meeting:
 Steven J. Braun.........................................  40 President, Chief
                                                              Executive Officer and
                                                              Chairman of the Board of
                                                              Directors
 William H. Inmon........................................  55 Director
 Stephen J. Miller.......................................  49 Executive Vice President
                                                              and Director

--------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

   Michael J. Evanisko. Mr. Evanisko has served as an Executive Vice President and a director since May 1999. Mr. Evanisko was a founder and President of Vertex Partners, Inc. Prior to co-founding Vertex Partners, Inc. in 1994, Mr. Evanisko was a founder and Vice President in Corporate Decisions, Inc., a strategic consulting firm, from 1983 to 1993. Mr. Evanisko was a consultant and manager at Bain & Co. from 1980 to 1983. In addition to his consulting career, Mr. Evanisko served as Chairman of Digitrace Care Services, Inc. from 1990 to 1996 and Elensys, Inc. from 1993 to present. Mr. Evanisko also serves as President of The Partnership for Organ Donation, Inc. Mr. Evanisko has a B.A. and an M.P.A. from Pennsylvania State University and an M.A. and an M.Phil. from Yale University.

   James M. Kalustian. Mr. Kalustian has served as an Executive Vice President and a director since May 1999. Mr. Kalustian was a founder and Vice President of Vertex Partners, Inc. Prior to co-founding Vertex Partners, Inc. in 1994, Mr. Kalustian was a Manager at Corporate Decisions, Inc. from 1989 to 1994. Mr. Kalustian served in various marketing positions from 1982 to 1989 for Raytheon Company, W.R. Grace & Co. and Canada Dry. Mr. Kalustian has an A.B. from Harvard College and an M.B.A. from Northwestern University.

   Eric V. Schultz. Mr. Schultz was appointed as an independent director of Braun Consulting in August 1999. Mr. Schultz is currently serving as Chairman and CEO of Wireless Knowledge, a joint venture between Microsoft Corporation and Qualcomm, and has been with Wireless Knowledge since December 1999. Prior to joining Wireless Knowledge, Mr. Schultz served as Director of Wireless Strategy and Sales in the Commerce and Consumer Group of Microsoft Corporation from 1998 to 1999. From 1989 to 1998, Mr. Schultz served as CEO and a director of The MESA Group, Inc.

   Norman R. Bobins. Mr. Bobins was appointed as an independent director of Braun Consulting in August 1999. Mr. Bobins is currently serving as President and CEO of LaSalle Bank National Association, and has served in various capacities at LaSalle Bank National Association or its predecessors since April 1981. Mr. Bobins also currently serves as a director of ABN AMRO Bank Canada, CenterPoint Properties Trust, Chicago Title & Trust Co., Federal Home Loan Bank of Chicago, RREEF America REIT II, Inc. and Transco, Inc.

   William M. Conroy. Mr. Conroy was appointed as an independent director of Braun Consulting in August 1999. Mr. Conroy is currently a partner with Insight Capital Group and has been with Insight since September 2000. Based in New York, Insight is a global private equity firm that invests in the information technology industry. Mr. Conroy's role with Insight is to provide in-depth operational assistance to Insight's portfolio companies. Prior to joining Insight, Mr. Conroy served as Executive Vice President and COO of TenFold Corporation. Mr. Conroy was with TenFold Corporation from November 1997 to August 2000. Prior to joining TenFold Corporation, Mr. Conroy served in various capacities at Oracle Corporation from 1986 to 1997. Mr. Conroy was Area Vice President of Oracle Corporation from 1990 to 1995, and was Group Vice President from 1996 to 1997. Mr. Conroy also serves as a director of IKANO Communications.

   Thomas J. Duvall. Mr. Duvall has served as Chief Operating Officer, an Executive Vice President and a director since November 1998. Prior to joining Braun Consulting, Mr. Duvall was a Management Consulting Partner at PricewaterhouseCoopers LLP where he was responsible for the Chicago office consulting practice and for PricewaterhouseCoopers LLP's nationwide Chemical Industry consulting practice. Mr. Duvall spent more than 23 years at PricewaterhouseCoopers LLP, including the last 12 years as a Partner of the firm. Mr. Duvall has a B.S. from Indiana Central College and an M.B.A. from State University of New York at Buffalo.

   Steven J. Braun. Mr. Braun founded Braun Consulting in 1990 and has served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company's inception. Mr. Braun began his entrepreneurial activities in 1985 when he co-founded Shepro Braun Consulting, a professional services practice dedicated to business and information technology solutions. Mr. Braun joined Price Waterhouse LLP in 1982 as a consultant after he earned an A.B. from Harvard College.

   William H. Inmon. Mr. Inmon was appointed as an independent director of Braun Consulting in August 1999. Mr. Inmon is currently a partner in BillInmon.com. From 1995 to 2000, Mr. Inmon served as Chief Technology Officer of Ambeo, Inc. From 1990 to 1996, Mr. Inmon served as Executive Vice President and as a director of Prism Solutions, Inc. Mr. Inmon also currently serves as a director of Ambeo, Inc.

   Stephen J. Miller. Mr. Miller has served as an Executive Vice President and a director since May 1999. Mr. Miller was a founding member of Braun Consulting and has been part of the senior management team since 1993. Mr. Miller has worked in the information technology consulting marketplace for the past 20 years, specializing in database management and business intelligence. Mr. Miller has a B.A. from The Johns Hopkins University and an M.S. from the University of Illinois.

Meetings and Committees of the Board of Directors

   The Board of Directors has an Audit Committee and a Compensation Committee, the members of which are independent as defined by the Nasdaq listing standards. The Audit Committee, which was composed of Norman R. Bobins and Eric V. Schultz in 1999, did not meet during fiscal year 1999. The Board of Directors adopted an Audit Committee Charter effective June 2000. The Audit Committee's responsibilities are to: (1) recommend to the Board of Directors the independent auditors to be retained; (2) evaluate, together with the Board and management, the performance of the independent auditors; (3) obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1; (4) review the audited financial statements and discuss them with management and the independent auditors; (5) issue annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission; (6) oversee internal audit activities and the relationship with the independent auditors; and (7) discuss with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

   The Compensation Committee, which is composed of Norman R. Bobins and Eric
V. Schultz, held one meeting during the last fiscal year. The Compensation Committee sets the compensation of the Chief Executive Officer and approves the compensation of the Company's executive officers. The Compensation Committee also administers the 1998 Employee Long Term Stock Investment Plan, the 1998 Executive Long Term Stock Investment Plan and the 1995 Director Stock Option Plan. The Board does not have a standing nominating committee or other committee performing a similar function.

   During 1999, the Board of Directors held two meetings. During 1999, all members of the Board of Directors, except William M. Conroy, attended at least 75% of the total of all Board meetings and applicable committee meetings.

Director Compensation

   Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company receive a $1,000 fee for attendance in person at meetings of the Board or committees of the Board and are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at such meetings. Non-employee directors receive stock options as an additional component of compensation pursuant to the 1999 Independent Director Long Term Stock Investment Plan. Directors who are employees of the Company are eligible to participate in the Company's 1998 Employee Long Term Stock Investment Plan, 1998 Executive Long Term Stock Investment Plan and 1995 Director Stock Option Plan.

Executive Officers

   The following table sets forth, as of November 3, 2000, the names, ages and positions of the persons who are not directors and who are executive officers of the Company:

            Name              Age                    Position
            ----              ---                    --------
John C. Burke................  62 Chief Financial Officer and Treasurer
Paul J. Bascobert............  36 Senior Vice President
Curt S. Sellke...............  41 Chief People Officer and Senior Vice President
Thomas A. Schuler............  39 Vice President of Corporate Development
Gregory A. Ostendorf.........  45 General Counsel and Secretary

   John C. Burke. Mr. Burke has served as Chief Financial Officer and Treasurer since May 1996. Prior to joining Braun Consulting, Mr. Burke was with the public accounting firm of Grant Thornton LLP for 30 years. Mr. Burke served as a member of senior management of Grant Thornton LLP for 20 years and held the positions of Chairman of the firm and Chicago Area Managing Partner. Mr. Burke is a C.P.A. and has a B.S. from the University of Notre Dame.

   Paul J. Bascobert. Mr. Bascobert has served as a Senior Vice President since May 1999. Mr. Bascobert was a Vice President and founding member of Vertex Partners, Inc. Prior to joining Vertex Partners, Inc. in 1994, Mr. Bascobert was with Corporate Decisions, Inc. from 1992 to 1994. Mr. Bascobert held the position of systems engineer for General Motors and Whirlpool Corporation from 1982 to 1990. Mr. Bascobert has a B.S.E.E. from Kettering University and an M.B.A. from the University of Pennsylvania.

   Curt S. Sellke. Mr. Sellke is Chief People Officer and a Senior Vice President and has been with Braun Consulting since May 1994. Prior to joining Braun Consulting, Mr. Sellke was the District Manager for Professional Services at Sybase from 1991 to 1994. Mr. Sellke has 19 years of information systems experience and has worked in a similar capacity for Oracle Corporation, Bricker & Associates, The Whitewater Group and Baxter Healthcare. Mr. Sellke has a B.B. from Western Illinois University and an M.S. in Computer Science from DePaul University.

   Thomas A. Schuler. Mr. Schuler has served as Vice President of Corporate Development since November 1998. Prior to joining Braun Consulting, Mr. Schuler was Vice President of Development for Professional Dental Associates from 1997 to 1998. Prior to joining Professional Dental Associates, Mr. Schuler was employed by Oxford Resources as Senior Vice President of Funding, from 1995 to 1996. From 1984 to 1995, Mr. Schuler held various investment banking positions for State Street Bank, Blalack-Loop and Lehman Brothers. Mr. Schuler has an A.B. from Harvard College and an M.B.A. from the University of California at Los Angeles.

   Gregory A. Ostendorf. Mr. Ostendorf has served as General Counsel since August 1996 and Secretary since October 1996. Prior to joining Braun Consulting, Mr. Ostendorf was a partner in the law firm of Cage, Hill & Niehaus from 1988 to 1996. Mr. Ostendorf has a B.S. from Western Kentucky University and a J.D. from Indiana University.

   Except for Messrs. Duvall, Evanisko, Kalustian and Bascobert, each of whom has an employment agreement, the executive officers of the Company are appointed annually by, and serve at the discretion of, the Board of Directors. Mr. Ostendorf is the brother-in-law of Mr. Braun. There are no other family relationships between any of the Company's directors or executive officers. See "Employment Agreements."

Certain Relationships and Related Transactions

   Vertex Registration Rights Agreement. In connection with the acquisition of Vertex Partners, Inc. in May 1999, Braun Consulting entered into a registration rights agreement with Messrs. Evanisko, Kalustian and Bascobert, who are collectively referred to as the Holders. Under the terms of the registration rights agreement, the Holders are entitled to piggyback registration rights with respect to the shares of Common Stock owned by them. Each time the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), whether for the Company's account or for other stockholders, the Holders are entitled to have their shares of Common Stock registered by the Company as well, unless the Company is registering its securities on Form S-4 or Form S-8. These registration rights are subject to conditions and limitations, including the right of underwriters of an offering to limit the number of shares included in the registration. The Company must pay expenses related to the registration and distribution of the shares of Common Stock held by the Holders under the registration rights agreement.

   Stockholders Agreement. Mr. Braun and Mr. Miller are parties to an agreement providing that if Mr. Braun sells any of his shares of the Common Stock to a third party during the term of the agreement, then Mr. Miller has the option to sell the same percentage of his shares to the same purchaser for the same price per share and on the same terms as Mr. Braun's sale. In addition, the agreement permits Mr. Miller to participate on the same terms as Mr. Braun in any sale of the Common Stock registered under the Securities Act. The agreement terminates upon the termination of Mr. Miller's employment with the Company.

   Other Transactions. In November 1998, Braun Consulting made an unsecured loan to Mr. Miller in the amount of $29,128, with interest accruing at an annual interest rate of 7.75%, in connection with the exercise of stock options. The note matured upon the completion of the Company's initial public offering in August 1999. In January 1999, Braun Consulting made an unsecured, interest-free loan to Mr. Miller in the amount of $180,594 to fund the withholding of taxes due in connection with the exercise of stock options. This loan matured upon the completion of the Company's initial public offering in August 1999. Mr. Miller used a portion of the proceeds from his sale of shares of the Common Stock in the Company's initial public offering to repay the notes in August 1999.

   In January 1999, Braun Consulting made an unsecured loan to Mr. Sellke in the amount of $67,800 to fund the withholding of taxes due in connection with the exercise of stock options. In April 1999, Braun Consulting made an unsecured loan to Mr. Sellke in the amount of $65,595, to fund the withholding of taxes due in connection with the exercise of stock options. The loans bear interest at 8.0%, are payable on demand and matured on December 31, 1999. In September 1999, Mr. Sellke used a portion of the proceeds from his sale of shares of the Common Stock in the Company's initial public offering to repay the entire January 1999 note and $35,595 of the April 1999 note. Mr. Sellke repaid an additional $24,848 of the April 1999 note in December 1999 and repaid the remaining portion of the April 1999 note in February 2000.

   In January 1999, Braun Consulting made an unsecured loan to Mr. Fenner in the amount of $36,855 to fund the withholding of taxes due in connection with the exercise of stock options. In April 1999, Braun Consulting made an unsecured loan to Mr. Fenner in the amount of $227,736 to fund the withholding of taxes due in connection with the exercise of stock options. The loans bear interest at 8.0%, are payable on demand and mature on December 31, 1999. Mr. Fenner used a portion of the proceeds from his sale of shares of the Common Stock in the Company's initial public offering to repay the notes in September 1999.

   In December 1998, Braun Consulting executed a short-term demand note in favor of Mr. Braun in the amount of $150,000 at an interest rate of 8.0%. This note was repaid in January 1999.

Compensation Committee Report

   The Compensation Committee of the Company (the "Committee") is responsible for establishing the level of base salary payable and for approving any individual incentive program to be in effect for the Chief Executive

Officer. The Chief Executive Officer has the authority to establish the level of base salary payable and for approving the incentive programs to be in effect each fiscal year for all other employees of the Company, including the executive officers, subject to approval of the Committee.

   General Compensation Policy. The Company's fundamental compensation philosophy is to offer senior management competitive compensation opportunities based upon the Company's performance and the individual's personal performance. All employees, including senior management, are evaluated on a measure of contribution to the Company and achievement of other objectives. The percentage of total cash compensation in cash incentives and bonuses is typically much higher for members of senior management than for other employees. The compensation packages of most members of senior management consist of (a) base salary, (b) cash incentives or bonus, and (c) long-term stock-based incentive awards.

   Base Salary. The base salaries of senior management, including the executive officers, are set on the basis of salary levels of comparable positions at organizations that compete with the Company for management talent and individual personal performance. Information relative to comparable salary levels is garnered from a number of sources, including market compensation studies from established compensation consultants.

   Cash Incentives. Each member of senior management, including the executive officers, but excluding the Chief Executive Officer, has an established cash incentive or bonus target. The actual payment of cash incentives or bonuses is determined on the basis of the degree of achievement of certain Company performance and individual personal performance goals set prior to the beginning of each fiscal year. The nature of the cash incentive target, the nature of the goals, and the timing of the payment of awards vary based upon the responsibilities of the particular member of the senior management team.

   Long Term Incentive Compensation. Since August 10, 1999, the Committee has made no option grants to the executive officers; however, it is contemplated that certain executive officers will receive option grants prior to the end of fiscal year 2000. Option grants are typically made (a) on an annual basis to employees based on their contribution and performance during the fiscal year, and (b) to certain experienced new hires. Generally, the size of the grants are set at levels the Committee deems appropriate to create meaningful opportunity for stock ownership, and are based on the individual's responsibilities and performance, and the total number of option shares.

   Chief Executive Officer Compensation. The annual base salary for Mr. Braun, the Chief Executive Officer of the Company, was established by the Board of Directors in 1995, and has not been adjusted since that time. Mr. Braun did not have a bonus program in fiscal year 1999, and he does not have a bonus program in fiscal year 2000. No option grants were made to Mr. Braun in fiscal 1999 and there are no option grants to Mr. Braun contemplated in fiscal year 2000.

                                          MEMBERS OF THE COMMITTEE
                                          Norman R. Bobins
                                          Eric V. Schultz

Compensation Committee Interlocks and Insider Participation

   Mr. Braun served as the sole member of the Compensation Committee during 1999 until the completion of the Company's initial public offering in August 1999. Messrs. Bobins and Schultz now serve as the members of the Compensation Committee. Neither of these two directors have at any time been officers or employees of Braun Consulting and neither of these two directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Executive Compensation

   The following table sets forth certain summary information concerning the compensation earned during 1998 and 1999 by the Company's President and Chief Executive Officer and the four other most highly compensated officers. We use the term "named executive officers" to refer to these people in this proxy statement. The table excludes certain perquisites and other personal benefits received by a named executive officer that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in the table.

                          Summary Compensation Table

                                                    Long-Term
                                                   Compensation
                                                      Awards
                                     Annual        ------------
                                  Compensation      Securities
    Name and Principal          -----------------   Underlying     All Other
         Position          Year  Salary   Bonus      Options    Compensation(1)
    ------------------     ---- -------- --------  ------------ ---------------
                                  ($)      ($)         (#)            ($)
Steven J. Braun........... 1999 $333,333      --         --         $2,400
 President and Chief       1998  333,333  $65,000        --          2,000
 Executive Officer
Thomas J. Duvall.......... 1999  315,000   57,250      3,500         2,297
 Chief Operating Officer   1998   50,000      --     333,330           --
 and Executive Vice
 President
Michael J. Evanisko....... 1999  278,333  150,000     62,899         1,159(2)
 Executive Vice President  1998  220,000   44,200     49,314         1,600
Stephen J. Miller......... 1999  250,000   43,650        --          3,322
 Executive Vice President  1998  200,000   69,244        --          2,083
James M. Kalustian........ 1999  231,667  100,000     45,374         1,600
 Executive Vice President  1998  180,000   20,104        --          1,518

--------
(1) Represents 401(k) matching contributions by the Company.
(2) Amount was reduced by $441 to reflect an overpayment in 1998.

   The following table sets forth information on grants of stock options during 1999 to the named executive officers.

                             Option Grants in 1999

                                        Individual Grants
                         -----------------------------------------------
                                                                            Potential
                                                                         Realizable Value
                                                                            at Assumed
                         Number of  Percent of                           Annual Rates of
                         Securities   Total                                Stock Price
                         Underlying  Options                             Appreciation for
                          Options   Granted to                            Option Term(2)
                         Granted in Employees  Exercise Price Expiration ----------------
          Name              1999     in 1999   (per share)(1)    Date      5%       10%
          ----           ---------- ---------- -------------- ---------- ------- --------
Steven J. Braun.........      --       --            --            --        --       --
Thomas J. Duvall........    3,500      0.2%        $7.00        8/2006   $ 9,974 $ 23,244
Michael J. Evanisko.....    1,700      0.1          7.00        8/2006     4,844   11,290
                           61,199      3.8          3.95        5/2004    66,787  147,582
Stephen J. Miller.......      --       --            --            --        --       --
James M. Kalustian......    1,700      0.1          7.00        8/2006     4,844   11,290
                           43,674      2.7          3.95        5/2004    47,662  105,320

--------
(1) The exercise price equals the fair market value of the Common Stock as of the grant date.
(2) The potential realizable value is calculated based on the term of the option at the time of grant. Assumed stock price appreciation of 5% and 10% is based on the fair value at the time of the grant.

   The following table sets forth information with respect to exercises of options by the named executive officers during 1999 pursuant to the 1998 Employee Long Term Stock Investment Plan, the 1998 Executive Long Term Stock Investment Plan and the 1995 Director Stock Option Plan, and information with respect to unexercised options to purchase Common Stock held by them at December 31, 1999.

      Aggregated Option Exercises in 1999 and Year-End 1999 Option Values

                          Number               Number of Securities
                            of                Underlying Unexercised   Value of Unexercised In-
                          Shares                  Options Held at        the-Money Options at
                         Acquired                December 31, 1999       December 31, 1999(1)
                            On      Value    ------------------------- -------------------------
          Name           Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
          ----           -------- ---------- ----------- ------------- ----------- -------------
Steven J. Braun.........     --          --       --            --            --            --
Thomas J. Duvall........  66,666  $1,791,649      --        270,164           --    $18,506,234
Michael J. Evanisko.....     --          --    15,299        47,600    $1,033,447     3,210,195
Stephen J. Miller.......     --          --       --            --            --            --
James M. Kalustian......     --          --    10,918        34,456       737,511     2,322,318

--------
(1) Calculated based on the fair market value of the Common Stock at December 31, 1999 of $71.50, minus the per share exercise price, multiplied by the number of shares of Common Stock underlying the options.

Performance Graph

   The followng performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Index and the Company's peer group since the date the Common Stock began trading on the Nasdaq National Market (August 10, 1999). The graph assumes that the value of the investment in the Common Stock and each index was $100 as of August 10, 1999 and that all dividends were reinvested on a quarterly basis.

                               [LINE CHART]
Date                    BRNC          Peer Group     Russell 2000
----                    ----          ----------     ------------
19990810                      100            100           100.00
19990831                 154.8673       127.0326         101.1849
19990930                 235.3982       161.2673         101.0596
19991029                 385.8407       236.4624         101.3765
19991130                 502.6549       274.5045         107.3932
19991231                1012.3894       356.3883         119.3770
--------
(1) The Company's 1999 peer group consists of the following companies:
    Cambridge Technology Partners, Inc., Diamond Technology Partners Incorporated, marchFIRST, Inc., iXL Enterprises, Inc., Proxicom, Inc., Sapient Corporation, Scient Corporation, Tanning Technology Corporation, and Viant Corporation.

Employment Agreements

   Braun Consulting has entered into employment agreements with Messrs. Duvall, Evanisko, Kalustian and Bascobert. Mr. Duvall's agreement has a five-year term, expiring on October 31, 2003. Each of the agreements for Messrs. Evanisko, Kalustian and Bascobert has a three-year term, expiring on April 30, 2002.

   Pursuant to their employment agreements, Mr. Duvall serves as Chief Operating Officer and Executive Vice President, Messrs. Evanisko and Kalustian serve as Executive Vice Presidents and Mr. Bascobert serves as Senior Vice President. In addition, the agreements for Messrs. Duvall, Evanisko and Kalustian provide for their nomination as directors.

   As of December 31, 1999, pursuant to their employment agreements, the base salary for Mr. Duvall was $315,000, for Mr. Evanisko was $300,000, for Mr. Kalustian was $250,000 and for Mr. Bascobert was $225,000. Each of their base salaries increase annually by the greater of five percent or the consumer price index. Each of them is eligible to receive an annual bonus targeted to be 20% of their respective base salaries. In addition, Mr. Duvall is entitled to receive a quarterly bonus of $15,000, increasing each year by the greater of five percent or the consumer price index.

   Pursuant to their respective employment agreements and subject to vesting schedules, each of Messrs. Evanisko, Kalustian and Bascobert was granted an option to purchase shares of Common Stock under the 1998 Employee Long Term Stock Investment Plan, and Mr. Duvall was granted an option to purchase shares of Common Stock under the 1998 Executive Long Term Stock Investment Plan.

   Braun Consulting can terminate any of the employment agreements (1) for cause, (2) on the executive's death or (3) on the executive's permanent disability. All of the agreements define cause as the executive's material gross negligence or willful misconduct, final conviction of a felony, involvement in a conflict of interest or material breach of the material provisions of the agreements. In addition, the agreements with Messrs. Evanisko, Kalustian and Bascobert define cause to include the executive's knowing violations of Braun Consulting's policies or standards of conduct. Braun Consulting also can terminate the agreements with Messrs. Evanisko, Kalustian and Bascobert without cause on 60 days prior written notice. Each of Messrs. Evanisko, Kalustian and Bascobert can terminate his agreement for good reason or on 60 days prior written notice. Their agreements define good reason as a material breach of the agreements by Braun Consulting or a material change in the location of employment, the executive's reporting relationship or the nature or scope of the executive's duties. Either Braun Consulting or Mr. Duvall can terminate his agreement for any reason on 90 days prior written notice.

   Under the agreements with Messrs. Evanisko, Kalustian and Bascobert, in the case of an involuntary termination, the executive continues to receive his base salary for one to two years depending on the remaining term under his agreement and how long he has worked for Braun Consulting. However, if the involuntary termination occurs after a change of control of Braun Consulting, the executive will receive his base salary for the remainder of the term.

   Under the agreements for Messrs. Evanisko, Kalustian and Bascobert, in the event of a termination of employment by Braun Consulting or by the executive for good reason, 75% of the unvested portion of the executive's options vest immediately, and any remaining unexercised options terminate on the date of termination of employment. In the event of a termination of employment on any other terms, the unexercised portion of the options terminates on the date of the termination of employment.

   Under Mr. Duvall's agreement, if he is terminated for cause, the unvested portion of his options terminates on the date of the termination of his employment. If he is terminated other than for cause, or in the event of a change of control, a portion of his unvested options vests immediately. Within 90 days of a change of control or his termination for cause, Mr. Duvall may elect to sell to Braun Consulting a portion or all of the shares of Common Stock acquired upon exercise of his options, at a price equal to $6.00 per share, payable in annual installments not to exceed $480,000 per installment. In the event of an involuntary termination, Mr. Duvall may elect to have a portion or all of his vested but unexercised options terminated and receive "special severance compensation" equal to the number of shares subject to the terminated options, multiplied by $3.00. This amount is payable to Mr. Duvall in annual installments not to exceed $240,000 per installment.

   All of the agreements define involuntary termination as the termination of employment by Braun Consulting, prior to the expiration of the term and on the required prior written notice, for any reason other than for cause, the executive's death or permanent disability. The agreements also state that a change of control occurs when (1) Braun Consulting merges with another entity and is not the surviving entity, sells all or substantially all of its assets or is dissolved, (2) a person other than Steven J. Braun or his family becomes the beneficial owner of at least 51% of the voting stock of Braun Consulting or (3) the members of the Board of Directors of Braun Consulting on the date that Braun Consulting becomes a public company, or those new directors approved by the vote of at least 80% of such incumbent directors, cease to constitute at least a majority of the Board.

   The agreements for Messrs. Evanisko, Kalustian and Bascobert contain standard provisions regarding confidentiality, non-solicitation, non-competition and Braun Consulting's ownership of works of authorship prepared in the scope of the executive's employment with Braun Consulting. Braun Consulting and Mr. Duvall have entered into a separate agreement containing similar confidentiality, non-solicitation, non-competition and ownership provisions.

  PROPOSAL NO. 2--APPROVAL OF THE BRAUN CONSULTING, INC. 2001 EMPLOYEE STOCK
                                 PURCHASE PLAN

   The Board of Directors believes that the Braun Consulting, Inc. 2001 Employee Stock Purchase Plan (the "Plan") is an important way to promote the interests of Braun Consulting by providing employees with the opportunity to acquire a proprietary interest in the Company. Therefore, the Board of Directors has approved the Plan and directed that the Plan be submitted to the stockholders for approval. The description of the Plan contained herein is qualified in its entirety by reference to the copy of the Plan attached as Exhibit A to this Proxy Statement.

   General. The Plan is intended to promote the interests of the Company and its designated subsidiaries by providing employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Plan, participating employees may purchase up to an aggregate of 800,000 shares of the Company's Common Stock. The Plan becomes effective upon stockholder approval and, unless terminated earlier by the Board of Directors, will terminate upon the earlier of (i) two years after the effective date or (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase options exercised under the Plan.

   Shares of Common Stock will be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased or (ii) the Plan has been sooner terminated. Each offering period will have a duration of six (6) months. Offering periods will run from approximately February 1 to approximately July 31 of each year and from approximately August 1 to approximately January 31 of each year. The first offering period will begin on February 1, 2001 and terminate on July 31, 2001. The Board of Directors has the power to change the duration and/or frequency of the periods with respect to future offerings without stockholder approval if the change is announced at least five (5) days before the scheduled beginning of the first offering period to be affected. The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Plan is not qualified under Section 401(a) of the Code.

   Administration. The Board of Directors or a committee appointed by the Board to administer the Plan (the "Plan Administrator") has full authority to interpret and construe any provision of the Plan, to adopt, amend and rescind any rules deemed desirable and appropriate for administering the Plan and not inconsistent with the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

   Eligibility. Any person, including an officer, who is an employee of the Company on the first business day (the "Offering Date") of a given offering period is eligible to participate in that offering period under the Plan as long as that person has submitted the required enrollment forms, subject to the limitations imposed by the Plan and Section 423(b) of the Code. Any person who becomes an employee after an Offering Date is not eligible to participate in that offering period; however, that employee is eligible to participate in the next offering period.

   Additional Limitations. No employee will be granted an option under the Plan if (1) immediately after the grant, that employee (or any other person whose stock would be attributed to that employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (2) that option would permit that employee's rights to purchase stock under all employee plans (as described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which that option is outstanding at any time.

   The fair market value of the Company's Common Stock on a given date will be determined based on the closing sales price of the Common Stock for that date (or if the Common Stock is not traded on that date, on the immediately preceding trading date), as reported by the Nasdaq National Market, as reported in The Wall Street Journal. If the price is not reported by Nasdaq or the Common Stock is listed on a stock exchange, the fair market value per share will be the closing sales price on that exchange on that date (or, if the Common Stock is not traded on that date, on the immediately preceding trading date), as reported in The Wall Street Journal.

   Participation. An eligible employee may become a participant in the Plan by completing a subscription agreement and any other required documents provided by the Company. The enrollment documents will set forth the percentage of the participant's compensation to be paid as contributions pursuant to the Plan.

   Payroll deductions begin on the first full payroll following the Offering Date and end on the last payroll paid on or before the last day of the offering period to which the enrollment documents are applicable (the "Purchase Date"), unless sooner terminated by the participant as provided in the Plan.

   Contributions. The aggregate contribution by a participant during any offering period may not exceed six thousand dollars ($6,000). No interest will accrue on the contributions of a participant in the Plan.

   Subject to this aggregate period contribution limit, a participant will elect to have payroll deductions made on each payday during the offering period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant's compensation on each payday during the offering period. All payroll deductions made by a participant are credited to his or her account under the Plan. A participant may not make any additional payments into the account.

   A participant may discontinue his or her participation in the Plan as provided in the Plan. On one occasion only during an offering period a participant may increase or decrease the rate of his or her contributions with respect to the offering period.

   Option Grants. On the Offering Date of each offering period, each eligible employee participating in that offering period will be granted an option to purchase on each Purchase Date a number of shares of the Company's Common Stock determined by dividing that employee's contributions accumulated before the Purchase Date and retained in the participant's account as of the Purchase Date by the applicable purchase price. However, the maximum number of shares an employee may purchase during each offering period is one thousand (1,000) shares (subject to any adjustment pursuant to the Plan), and is subject to the limitations set forth in the Plan.

   The purchase price with respect to an offering period is an amount equal to 85% of the fair market value of a share of Common Stock on the Offering Date or the Purchase Date, whichever is lower. However, if (1) the Company's stockholders approve an increase in the number of shares available under the Plan, (2) all or a portion of those additional shares are to be issued with respect to the current offering period at the time of the increase and (3) the fair market value of a share on the date of increase is higher than the fair market value on the Offering Date, then the purchase price with respect to the additional shares authorized by the increase will be 85% of the fair market value on the date of the increase or the fair market value on the Purchase Date, whichever is lower.

   Exercise of Option. Unless a participant withdraws from the Plan, his or her option to purchase shares under the Plan will be exercised automatically on each Purchase Date of an offering period, and the maximum number of shares subject to the option will be purchased at the applicable purchase price with the accumulated contributions in his or her account. Fractional shares will be issued, as necessary. The shares purchased upon exercise of an option under the Plan will be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase shares is exercisable only by him or her.

   Delivery. As promptly as practicable after a Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option will be deposited into an account established in the participant's name with the broker designated by the Company. Any payroll deductions accumulated in a participant's account that are not applied toward the purchase of shares on a Purchase Date due to limitations imposed by the Plan will be returned to the participant.

   Voluntary Withdrawal; Termination of Employment. A participant may withdraw all but not less than all the contributions credited to his or her account under the Plan at any time before a Purchase Date. All of the participant's contributions credited to his or her account will be paid to him or her promptly after receipt of notice of withdrawal and his or her option for the current period will be automatically terminated, and no further contributions for the purchase of shares will be made during the offering period.

   Upon termination of the participant's continuous status as an employee before the Purchase Date of an offering period for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons designated as beneficiaries under the Plan, and his or her option will be automatically terminated.

   Stock. Subject to adjustment as provided in the Plan, the maximum number of shares available for sale under the Plan will be eight hundred thousand (800,000) shares. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed
(1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable offering period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company will make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Plan.

   Transferability. Neither contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant, other than by will, the laws or descent and distribution, or to a designated beneficiary. Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with the Plan.

   Adjustments Upon Changes in Capitalization. Subject to any required stockholder action, in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any change in the number of shares effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares effected without receipt of consideration by the Company, the Company will proportionately adjust (1) the number of shares covered by each option under the Plan that has not yet been exercised, (2) the number of shares that have been authorized under the Plan but have not yet been placed under option,
(3) the maximum number of shares under the Plan and (4) the price per share covered by each option under the Plan that has not yet been exercised. These adjustments will be made by the Board, whose determination will be final, binding and conclusive.

   Corporate Transactions. In the event of a dissolution or liquidation of the Company, any offering period then in progress will terminate immediately before the completion of that action, unless otherwise provided by the Board. In the event of a sale of all or substantially all of the Company's assets or a merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each offering period then in progress will be shortened and a new Purchase Date will be set (the "New Purchase Date"), as of which date any offering period then in progress will terminate. The New Purchase Date will be on or before the date of completion of the transaction and the Board will notify each participant in writing, at least ten (10) days before the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the offering period as provided in the Plan.

   The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of shares that have been authorized under the Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event the Company's being consolidated with or merged into any other corporation.

   Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in "Adjustments upon Changes in Capitalization" and "Corporate Transactions" above, no such termination of the Plan may affect the options previously granted. However, the Plan or an offering period may be terminated by the Board on a Purchase Date or by the Board's setting a New Purchase Date with respect to an offering period then in progress if the Board determines that the termination of the Plan and/or the offering period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the offering period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in "Adjustments upon Change in Capitalization" and "Corporate Transactions" above and in this paragraph, no amendment to the Plan will make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company will obtain stockholder approval in such manner and to such a degree.

   Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) will be entitled to (1) change the offering period, (2) change the aggregate period contribution limit described in "Contributions" above, (3) limit the frequency and/or number of changes in the amount withheld during an offering period, (4) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (5) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, (6) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and (7) establish other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

   Restrictions of Rule 16b-3. The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934 will comply with the applicable provisions of Rule 16b-3. This Plan will be deemed to contain, and the options will contain, and the shares issued upon exercise thereof will be subject to, additional conditions and restrictions as may by required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934 with respect to the Plan transactions.

   Tax Treatment. Consistent with Section 423 of the Code, contributions to the Plan will be included in the participant's taxable income and will not be tax deductible. A participant's purchase of shares of Common

Stock under the Plan will not result in the recognition of income for tax purposes, nor will it result in an income tax deduction for the Company. When a participant sells shares of Common Stock acquired under the Plan at least two years after the date on which such shares were acquired, the participant will recognize ordinary income equal to the lesser of (1) fifteen percent of the fair market value of the shares on the first date of the respective purchase period, or (2) the amount by which the fair market value of the shares at the time of sale exceeded the price paid by the participant. If the amount received upon such a disposition exceeds the fair market value of the shares on the first date of the respective purchase period, then the excess will be characterized as a long-term capital gain. If the participant has incurred a loss in connection with such a disposition, then the participant will realize no ordinary income, and the loss will be characterized as a long-term capital loss. If a participant sells shares before the expiration of the two-year holding period, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date such shares were acquired and the price paid by the Participant. The participant will have a capital gain or loss to the extent of the difference, if any, between the amount received upon sale and fair market value of the shares on the date such shares were acquired. Such capital gain or loss will be characterized as long-term or short-term depending on whether or not the shares were held for more than one year from the applicable date such shares were acquired. The Company is not entitled to a deduction for amounts taxed as ordinary income in cases where the participant realizes ordinary income by reason of a sale of the shares before the expiration of the two-year holding period described above.

   Stockholder Rights. A participant will have no stockholder rights with respect to the shares subject to his or her outstanding option until the shares are purchased on the participant's behalf in accordance with the provisions of the Plan and the participant has become a holder of record of the purchased shares.

   Stockholder Approval Requirement. The approval of the Plan requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter. Uninstructed shares of Common Stock may not be voted on Proposal No. 2. Therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

   The Company recommends voting "For" Proposal No. 2.

   PROPOSAL NO. 3--APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Deloitte & Touche LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2000. This firm has acted as independent public accountants for the Company since May 1998.

   Members of Deloitte & Touche LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

   The Board of Directors recommends that stockholders approve the appointment of Deloitte & Touche LLP as the Company's independent public accountants. The approval of the appointment of independent public accountants requires the affirmative vote of a majority of the outstanding shares present in person or by proxy and entitled to vote on the matter. Uninstructed shares of Common Stock may be voted on Proposal No. 3. For purposes of Proposal No. 3, abstentions and broker non-votes have the effect of negative votes.

   The Company recommends voting "For" Proposal No. 3.

       PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING

   The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

   The Company anticipates holding its 2001 annual meeting of shareholders on or about June 1, 2001. Accordingly, any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of stockholders of the Company to be held in 2001 must be received by the Company, addressed to the Secretary of the Company, 30 West Monroe, Suite 300, Chicago, Illinois 60603, no later than January 2, 2001, to be included in the proxy statement relating to that meeting.

   Any holder of Common Stock of the Company desiring to bring business before the 2001 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 30 West Monroe, Suite 300, Chicago, Illinois 60603, within the period set forth in the provisions of the Company's Bylaws summarized below. The written notice must comply with the provisions of the Company's Bylaws summarized below.

   The Company's Bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not more than 90 days and not less than 60 days before the first anniversary of the previous year's annual meeting; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, or if the election of directors is to occur at a special meeting of stockholders, notice by the stockholder to be timely must be so delivered, or mailed and received, no later than the close of business on the tenth (10th) day following the day on which the date of such meeting has been first publicly disclosed. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting
(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                                          By Order of the Board of Directors

                                          Gregory A. Ostendorf, Secretary

November 15, 2000

   THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                                   EXHIBIT A

                            BRAUN CONSULTING, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN

   1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

   2. Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" shall mean the common stock of the Company.

     (d) "Company" shall mean Braun Consulting, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Braun Consulting, Inc. which shall by appropriate action adopt the Plan.

     (e) "Compensation" shall mean the (i) regular base salary paid to an Employee by the Company or a Designated Subsidiary during such individual's period of participation in one or more offering periods under the Plan plus
  (ii) all overtime payments, bonuses, profit-sharing distributions and other incentive-type payments received during such period. Such Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any and all contributions made by the Employee to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Designated Subsidiary. However, Compensation shall NOT include any contributions made on the Employee's behalf by the Company or any Designated Subsidiary to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions).

     (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) family medical leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between location of the Company or between the Company and its Designated Subsidiaries.

     (g) "Contributions" shall mean all amount credited to the account of a participant pursuant to the Plan.

     (h) "Corporate Transaction" shall mean a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

     (i) "Designated Subsidiaries" shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

     (j) "Employee" shall mean any person, including an Officer, who is an employee of the Company for tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

     (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (l) "Offering Date" shall mean the first business day of each Offering Period of the Plan.

     (m) "Offering Period" shall mean a period of six (6) months commencing on February 1 and August 1 of each year.

     (n) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o) "Plan" shall mean this 2001 Employee Stock Purchase Plan.

     (p) "Purchase Date" shall mean the last day of each Offering Period of the Plan.

     (q) "Purchase Price" shall mean with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any stockholder-approved increase in the number of Shares available for issuance under the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to the Offering Period that is underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

     (r) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

     (s) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

   3. Eligibility.

     (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitation imposed by Section 423(b) of the Code. Any person who becomes an Employee after an Offering Date shall not be eligible to participate in such Offering Period; however, such Employee shall be eligible to participate in the next Offering Period.

     (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000.00) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

   4. Offering Periods. The Plan shall be implemented by a series of Offering Periods of six (6) months' duration, with new Offering Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on February 1, 2001 and continue until July 31, 2001. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

   5. Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents ("Enrollment Documents") provided by the Company and submitting them to the Company's Human Resources Department or the stock brokerage or other financial services firm designated by the Company ("Designated Broker") prior to the applicable Offering Date, unless a later time for submission of the Enrollment Documents is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Documents and submission may be electronic, as directed by the Company. The Enrollment documents shall set forth the percentage of participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

     (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the participant as provided in Section 10 herein.

   6. Method of Payment of Contributions.

     (a) The aggregate Contribution by a participant during any Offering Period may not exceed six thousand dollars ($6,000.00) (the "Aggregate Period Contribution Limit").

     (b) Subject to the Aggregate Period Contribution Limit, a participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during an Offering Period may increase or decrease the rate of his or her Contributions with respect to the Offering Period by completing and filing with the Company new Enrollment Documents authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Documents, if the documents are completed at least five (5) business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participants Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

   7. Grant of Option.

     (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Offering Period shall be one thousand (1,000) Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 12.

     (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined based on the closing sales price of the Common Stock for such date (or, in the event the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the Nasdaq National Market or, if such price is not reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on the such exchange on such date (or, in the vent that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

   8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of Shares subject to the Option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Fractional Shares shall be issued, as necessary. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

   9. Delivery. As promptly as practicable after a Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant's name with the Designated Broker. Any payroll deductions accumulated in a participant's account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be returned to the participant.

   10. Voluntary Withdrawal; Termination of Employment.

     (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to a Purchase Date by submitting a completed "Notice of Withdrawal" form to the Company's Human Resources Department or electronically completing the required documentation provided by the Company through the Designated Broker, as directed by the Company's Human Resources Department. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

     (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

     (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

     (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter by adopted by the Company.

   11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

   12. Stock.

     (a) Subject to adjustment as provided in Section 18, the maximum number of Shares that shall be made available for sale under the Plan shall eight hundred thousand (800,000) Shares. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide
  (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase

  Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Plan pursuant to Section 19 below. The Company may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to the Offering Date.

     (b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

   13. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

   14. Designation of Beneficiary.

     (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made as directed by the Human Resources Department of the Company, which may require electronic submission of the required documentation with the Designated Broker.

     (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such person as the Company may designate.

   15. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws or descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

   16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not obligated to segregate such Contributions.

   17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Shares Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

   18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

     (a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), the maximum number of Shares of Common Stock set forth in Section 12(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

     (b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by the holders of Common Stock in the transaction.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event the Company's being consolidated with or merged into any other corporation.

   19. Amendment or Termination.

     (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect the options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a New Purchase Date with respect to an Offering Period then in progress if the Board determines that the termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such manner and to such a degree as so required.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Period, change the Aggregate Period Contribution Limit, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

   20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

   21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

   22. Term of Plan; Effective Date. The Plan shall become effective upon approval by the Company's stockholders. It shall continue in effect for a term of two (2) years unless sooner terminated under Section 19.

   23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may by required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to the Plan transactions.

                            BRAUN CONSULTING, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" EACH OF THE FOLLOWING PROPOSALS:

1. Election of Directors --
   Nominees:  Michael J. Evanisko, James M. Kalustian
              and Eric V. Schultz

   For      Withhold      For All
   All        All         Except
   [_]        [_]          [_]

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

   ----------------------------------------------------------------------

2. Proposal to approve the Braun Consulting, Inc. 2001 Employee Stock Purchase Plan.

   For      Against      Abstain
   [_]        [_]          [_]

3. Proposal to approve the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

   For      Against      Abstain
   [_]        [_]          [_]

This Proxy, when properly executed, will be voted as directed, but if no instructions are specified, this Proxy will be voted for the director nominees set forth above and for each of the proposals set forth above. If any other business is presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. All prior proxies are hereby revoked.

                                                Dated: ___________________, 2000

Signature: _____________________________________________________________________

Signature if held jointly ______________________________________________________
Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                         .   FOLD AND DETACH HERE   .

                            YOUR VOTE IS IMPORTANT!

           PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.



5504--Braun Consultng, Inc.

COMMON                                                                    COMMON
STOCK                       BRAUN CONSULTING, INC.                         STOCK
                        30 W. Monroe Street, Suite 300
                         Chicago, Illinois 60603-2402

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Braun Consulting, Inc. (the "Company") hereby appoints Steven J. Braun, John C. Burke, and Gregory A. Ostendorf, or any of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and hereby authorizes him or them to represent and to vote, as designated below, in respect of the undersigned's shares of Common Stock of the Company at the Annual Meeting of Stockholders to be held at The Mid-Day Club, One Bank One Plaza, 10 S. Dearborn Street, Floor 56, Chicago, Illinois 60603, at 8:30 a.m., Central time, on Friday, December 15, 2000, and at any or all adjournments thereof, the number of shares the undersigned would be entitled to vote if personally present.

        PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------



5504--Braun Consulting, Inc.